UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 8, 2022

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 8, 2022, Anagram International, Inc. and Anagram Holdings, LLC (collectively, the “Anagram Issuers”), each subsidiaries of Party City Holdco Inc. (the “Company”), intend to commence a solicitation of consents (the “Consent Solicitation”) of holders of the 15.00% PIK/Cash Senior Secured First Lien Notes due 2025 and 10.00% PIK/Cash Senior Secured Second Lien Notes due 2026 of the Anagram Issuers (collectively, the “Anagram Notes”) to certain waivers of compliance with the indentures governing the Anagram Notes, each dated July, 30, 2020, among the Anagram Issuers, Ankura Trust Company, LLC, as trustee and collateral trustee and the guarantors party thereto (the “Anagram Indentures”) in respect of one or more unsecured intercompany loans to be made by Anagram International, Inc. or one of its subsidiaries to the Company in an aggregate principal amount of up to $22.0 million (the “Intercompany Loan”). The Intercompany Loan will not have a stated maturity and will not accrue interest. The Anagram Issuers intend to pay an aggregate consent fee of $1.5 million in cash to be delivered to consenting holders of the Anagram Notes on a pro rata basis upon successful completion of the Consent Solicitation.

The Consent Solicitation will expire on August 15, 2022, unless extended by the Anagram Issuers, and is conditioned upon the receipt of requisite approvals, including under existing indebtedness of the Anagram Issuers. In addition, the foregoing waivers are conditioned upon (i) the existing revolving credit facility of the Anagram Issuers remaining undrawn and (ii) the Anagram Issuers and their respective subsidiaries having an aggregate cash balance of at least $5.0 million, in each case, immediately following the time any Intercompany Loan is made.

In connection with the Consent Solicitation, and subject to its successful completion, the Anagram Issuers will enter into one or more supplemental indentures to the Anagram Indentures providing that a redemption premium of 103.000% shall apply in respect of any optional redemption by the Anagram Issuers subsequent to August 15, 2022. The supplemental indentures will also provide that, to the extent that any Anagram Notes remain outstanding as of the final maturity date set forth in the Anagram Indentures, a cash premium of 3.0% of the outstanding aggregate principal amount of such Anagram Notes shall be due and payable on the final maturity date in addition to the outstanding principal balance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: August 8, 2022	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer